Exhibit 10.1

Amendment Number Five

to the Henry Schein, Inc.

SECTION 162(m) CASH BONUS PLAN

WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. Section 162(m) Cash Bonus Plan, as amended (the “Plan”);

WHEREAS, pursuant to Section 7.2 of the Plan, the Company has reserved the right to amend the Plan;

WHEREAS, pursuant to the Company’s Compensation Committee Charter, the Board delegated authority to the Compensation Committee to amend the Plan; and

WHEREAS, the Compensation Committee desires to amend the Plan to extend the term thereof and to eliminate references to “extraordinary items” to reflect Accounting Standards Update No. 2015-01, Income Statement-Extraordinary and Unusual Items (Subtopic 225-20) Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items.

NOW, THEREFORE, the Plan is hereby amended, effective on the date of the Company’s 2017 annual stockholders’ meeting, subject to stockholder approval at the 2017 annual stockholders’ meeting, as follows:

(a)	Section 4.3(ii) of the Plan is amended by deleting the following parenthetical:

“(any or all of which shall be measured without regard to extraordinary items unless otherwise determined by the Committee consistent with the requirements of Section 162(m)(4)(C) of the Code and the regulations thereunder).”

(b)	Section 4.3(iv) the Plan is amended by deleting the words “and extraordinary items.”

(c)	The first paragraph of Section 4.3 is amended by deleting the last sentence thereof.

(d)	Section 7.1 of the Plan is amended by adding the following new paragraph to the end thereof

“(e)	The Plan is amended to extend the term to December 31, 2021, effective on the date of the Company’s 2017 annual stockholders’ meeting, subject to stockholders’ approval at the 2017 annual stockholders’ meeting. Notwithstanding Section 7.1(a), 7.1(b), 7.1(c) and 7.1(d), subject to stockholder approval of the Plan, as amended, at the 2017 annual stockholders’ meeting, a bonus may be payable under this Plan in respect to fiscal years beginning after December 31, 2017, provided that no bonus shall be payable under this Plan in respect to any fiscal year beginning after December 31, 2021.”

(e)	Except as amended hereby and expressly provided herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed May 31, 2017.

HENRY SCHEIN, INC.

By:	/s/ Michael S. Ettinger
Name: Michael S. Ettinger Title: Senior Vice President